UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 10, 2008

BIOENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-138074	20-4907818
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10019 Canoga Ave, Chatsworth, California		91311
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 Changes in Registrant’s Certifying Accountant.

Effective on October 10, 2008, Rose, Snyder & Jacobs, Certified Public Accountants, have been retained to provide Auditors’ Reports on the annual financial statements of the Company for the fiscal year ended June 30, 2009, and to conduct review engagements on the Company’s non-annual quarterly financial statements on an ongoing basis thereafter. The change of accountant was approved by majority consent of the board of directors. We have contacted our former accountant, Maddox Ungar Silberstein, PLLC, Chartered Accountants, for dismissal of their services and there are no disagreements between us and our former accountant, Maddox Ungar Silberstein, PLLC, whether resolved or not resolved, on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure, which would cause them to make reference to the subject matter of a disagreement in connection with their report from our inception to October 10, 2008. The former accountant’s report on our financial statements does not contain any adverse opinions or disclaimers of opinions and is not qualified or modified as to uncertainty, auditing scope or accounting principles.

Prior to engaging the new accountant, we did not consult with it regarding any accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-K.

Item 5.03. Amendments to Articles of Incorporation.

On October 10, 2008, the Registrant filed with NASDAQ to effect a name change from Bioenergy, Inc. to Cavitation Technologies, Inc. The Registrant also filed with NASDAQ to effect a 7.5 for 1 forward split of all outstanding shares effective for all shareholders of record as of October 10, 2008 with all fractional shares to be rounded upwards.

Item 8.01. Other Events.

On October 10, 2008, the Registrant changed the address of its principal operations to 10019 Canoga Ave, Chatsworth, CA 91311

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 13, 2008

	By:	/s/ Roman Gordon
Roman Gordon
Chief Executive Officer